Exhibit 99.1

Lyra Therapeutics Announces Up to Approximately $15 Million Registered Direct Offering and Concurrent Private Placement Priced At-The-Market Under Nasdaq Rules

Upfront Gross Proceeds of $5.0 Million, with Up to Approximately $9.8 Million of Additional Gross Proceeds Assuming the Cash Exercise in Full of Private Placement Warrants

WATERTOWN, Mass., June 27, 2025 — Lyra Therapeutics, Inc. (Nasdaq: LYRA) (“Lyra” or the “Company”), a clinical-stage biotechnology company developing long-acting, anti-inflammatory sinonasal implants for the treatment of chronic rhinosinusitis (CRS), today announced that it has entered into a definitive agreement for the purchase and sale of 423,372 shares of common stock (or pre-funded warrants in lieu thereof) in a registered direct offering and, in a concurrent private placement, warrants to purchase up to 846,744 shares of common stock, priced at-the-market under Nasdaq rules. The combined effective purchase price for each share of common stock (or pre-funded warrant in lieu thereof) and associated private placement warrant is $11.81. The private placement warrants have an exercise price of $11.56 per share of common stock, will be immediately exercisable and will expire twenty-four months following the effective date of the resale registration statement registering the shares of common stock issuable upon exercise of private placement warrants.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The offering is expected to close on or about June 27, 2025, subject to the satisfaction of customary closing conditions. The gross proceeds to Lyra from the offering are expected to be approximately $5.0 million, before deducting the placement agent’s fees and other offering expenses payable by Lyra. Lyra intends to use the net proceeds from the offering for working capital and other general corporate purposes, including potential clinical development, manufacturing and other pre-commercialization expenses for LYR-210.

In addition, if the holders of the private placement warrants exercise such warrants in full in cash, the Company would receive additional gross proceeds of approximately $9.8 million, before deducting the placement agent’s fees. The Company cannot predict when or if the private placement warrants will be exercised for cash or exercised at all. It is possible that the private placement warrants may expire and may never be exercised.

The securities offered in the registered direct offering (but not the private placement warrants issued in the concurrent private placement or the shares issuable upon exercise of such private placement warrants) are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-278163) previously filed and declared effective by the Securities and Exchange Commission (“SEC”) on April 1, 2024. The offering of the securities in the registered direct offering is being made only by means of a prospectus supplement that forms a part of the registration statement. The prospectus supplement relating to the securities offered in the registered direct offering will be filed by Lyra with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained from H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com, or at the SEC’s website at www.sec.gov.

The private placement warrants issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and/or Regulation D promulgated thereunder, have not been registered under the Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Forward-Looking Statements

This press release contains, and our officers and representatives may make from time to time, “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this release include, without limitation, statements regarding the consummation of the registered direct offering and concurrent private placement, the satisfaction of customary closing conditions with respect to the registered direct offering and concurrent private placement, the use of proceeds from the registered direct offering and concurrent private placement and the exercise of the private placement warrants and the receipt of proceeds therefrom. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on Lyra’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict and many of which are beyond Lyra’s control, including, without limitation, the following: Lyra’s failure to meet its primary endpoint in its ENLIGHTEN 1 Phase 3 clinical trial; the fact Lyra terminated the employment of approximately 87 employees following the announcement in May 2024 that it failed to attain the primary endpoint of its ENLIGHTEN 1 Phase 3 clinical trial; the fact that Lyra has incurred significant losses since inception and expects to incur additional losses for the foreseeable future; Lyra’s need for additional funding, which may not be available; the fact that Lyra likely needs to conduct at least one additional Phase 3 clinical trial; Lyra’s ability to continue as a going concern; Lyra’s limited operating history; the fact that Lyra has no approved products; the fact that clinical trial data is subject to change until the completion of the applicable clinical study report; the fact that clinical trials required for Lyra’s product candidates are expensive and time-consuming, and their outcome is uncertain; effects of recently enacted and future legislation; the possibility of system failures or security breaches; effects of significant competition; Lyra’s reliance on third parties to conduct its preclinical studies and clinical trials; failure to obtain and maintain or adequately protect Lyra’s intellectual property rights; failure to retain key personnel; the fact that the price of Lyra’s common stock may be volatile and fluctuate substantially; significant costs and required management time as a result of operating as a public company and any securities class action litigation; and other important risks detailed under the caption “Risk Factors” in Lyra’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and its other filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Any forward-looking statement made by Lyra in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, Lyra expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact Information:

Jason Cavalier

Chief Financial Officer

Tel: 917.584.7668

Email: jcavalier@lyratx.com

Kathryn Morris

The Yates Network LLC

Tel: 914.204.6412

Email: kathryn@theyatesnetwork.com